                                                                    EXHIBIT 4(K)




                            MASTER WARRANT AGREEMENT


                                     BETWEEN


                            SEVEN SEAS PETROLEUM INC.


                                       AND


                       U.S. TRUST COMPANY OF TEXAS, N.A.,

                                AS WARRANT AGENT






                         DATED AS OF DECEMBER 14, 2001







             WARRANTS TO PURCHASE 12,619,500 SHARES OF COMMON STOCK

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

1.       Definitions..............................................................................................1
         1.1      Affiliate.......................................................................................1
         1.2      Agreement.......................................................................................1
         1.3      Business Day....................................................................................1
         1.4      Common Stock....................................................................................1
         1.5      Company.........................................................................................1
         1.6      Company Order...................................................................................2
         1.7      Convertible Securities..........................................................................2
         1.8      Corporate Agency Office.........................................................................2
         1.9      Current Market Price............................................................................2
         1.10     Effective Registration Statement................................................................2
         1.11     Exercise Date...................................................................................2
         1.12     Exercise Price..................................................................................2
         1.13     Exchange Act....................................................................................2
         1.14     Expiration Date.................................................................................2
         1.15     Holder..........................................................................................2
         1.16     Indenture.......................................................................................2
         1.17     Non-Surviving Combination.......................................................................2
         1.18     Note............................................................................................2
         1.19     Options.........................................................................................3
         1.20     Person..........................................................................................3
         1.21     Registrar.......................................................................................3
         1.22     Registration Statement..........................................................................3
         1.23     Rule 144........................................................................................3
         1.24     SEC.............................................................................................3
         1.25     Securities Act..................................................................................3
         1.26     Subsidiary......................................................................................3
         1.27     Warrant Agent...................................................................................3
         1.28     Warrant Certificates............................................................................3
         1.29     Warrant Register................................................................................3
         1.30     Warrant Shares..................................................................................3
         1.31     Warrants........................................................................................3
2.       Warrants.................................................................................................4
         2.1      Issuance of Warrants............................................................................4
         2.2      Form, Denomination and Date of Warrants.........................................................4
         2.3      Execution and Delivery of Warrant Certificates..................................................4
                  2.3.1    Maximum Number.........................................................................4
                  2.3.2    Execution..............................................................................4
         2.4      Transfer and Exchange...........................................................................5
                  2.4.1    Transfer of Warrants...................................................................5
                  2.4.2    Expenses...............................................................................5
                  2.4.3    Identification.........................................................................5
         2.5      Temporary Securities............................................................................5

3.       Exercise and Expiration of Warrants......................................................................6
         3.1      Exercise of Warrants............................................................................6
         3.2      Expiration of Warrants..........................................................................6
         3.3      Method of Exercise..............................................................................6
         3.4      Partial Exercise................................................................................7
         3.5      Issuance of Warrant Shares......................................................................7
         3.6      Time of Exercise................................................................................7
         3.7      Application of Funds Upon Exercise of Warrants..................................................7
         3.8      Payment of Taxes................................................................................7
         3.9      Surrender of Certificates.......................................................................8
         3.10     Shares Issuable.................................................................................8
4.       Registration Rights......................................................................................8
         4.1      Registration Procedures.........................................................................8
         4.2      Suspension of Exercise..........................................................................9
5.       Anti-Dilution Adjustments................................................................................9
         5.1      Issuance of Common Stock........................................................................9
         5.2      Effect on Exercise Price of Certain Events.....................................................10
                  5.2.1    Issuance of Rights or Options.........................................................10
                  5.2.2    Issuance of Convertible Securities....................................................10
                  5.2.3    Change in Option Price or Conversion Rate.............................................11
                  5.2.4    Expired Options and Unexercised Convertible Securities................................11
                  5.2.5    Calculation of Consideration Received.................................................11
                  5.2.6    Integrated Transactions...............................................................12
                  5.2.7    Treasury Shares.......................................................................12
                  5.2.8    Record Date...........................................................................12
         5.3      Stock Splits and Reverse Splits................................................................12
         5.4      Reorganizations and Asset Sales................................................................12
                  5.4.1    Reorganization or Reclassification....................................................13
                  5.4.2    Consolidation; Merger, Etc. ..........................................................13
         5.5      Certain Events.................................................................................13
         5.6      Notice of Adjustment...........................................................................13
         5.7      Notices to Holders.............................................................................14
         5.8      Exceptions to Anti-Dilution Adjustment.........................................................14
6.       Loss or Mutilation......................................................................................15
7.       Capitalization..........................................................................................15
8.       Reservation and Authorization of Warrant Shares.........................................................16
9.       Warrant Transfer Books..................................................................................16
10.      Warrant Holders.........................................................................................17
         10.1     Voting or Dividend Rights......................................................................17
         10.2     Rights of Action...............................................................................17
         10.3     Treatment of Holders...........................................................................17
         10.4     Communications to Holders......................................................................17
11.      Warrant Agent...........................................................................................18
         11.1     Nature of Duties and Responsibilities Assumed..................................................18
         11.2     Right to Consult Counsel.......................................................................19
         11.3     Compensation, Reimbursement and Indemnification................................................19

         11.4     Warrant Agent May Hold Company Securities......................................................19
         11.5     Resignation and Removal; Appointment of Successor..............................................20
         11.6     Appointment of Countersigning Agent............................................................20
12.      Miscellaneous...........................................................................................21
         12.1     Notices Generally..............................................................................21
         12.2     APPLICABLE LAW.................................................................................22
         12.3     Persons Benefitting............................................................................22
         12.4     Counterparts...................................................................................22
         12.5     Amendments.....................................................................................22
         12.6     Inspection.....................................................................................23
         12.7     Entire Agreement...............................................................................23
         12.8     Headings.......................................................................................23



EXHIBITS

Form of Warrant Certificate.....................................................................................A-1

                            MASTER WARRANT AGREEMENT



                  THIS MASTER WARRANT AGREEMENT is entered into December 14, 2001, between SEVEN SEAS PETROLEUM INC., a Cayman Islands exempted company limited by shares (the "Company"), and U.S. TRUST COMPANY OF TEXAS, N.A. (the "Warrant Agent").

                                    RECITALS:

         A. The Company is offering the Company's 12% Series A Senior Secured Notes due 2004 (the "Notes") in the aggregate principal amount of Twenty-Two Million Five Hundred Thousand Dollars ($22,500,000.00) pursuant to a rights offering to the Company's shareholders and others.

         B. The Company proposes to issue with the Notes, Common Stock Purchase Warrants (the "Warrants") to purchase Twelve Million Six Hundred Nineteen Thousand Five Hundred (12,619,500) of the Company's ordinary shares, par value $0.001, pursuant to this Agreement.

         C. The Company desires to retain the Warrant Agent to act on behalf of the Company and the Warrant Agent is willing to act on behalf of the Company in connection with the issuance of the Warrants and the other matters provided herein.

                  NOW, THEREFORE, in consideration of the mutual agreements set forth herein the parties agree as follows:

         1. Definitions. Wherever used in this Agreement the following terms will have the meanings indicated:

                  1.1 Affiliate. As to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control of such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  1.2 Agreement. This Warrant Agreement, as the same may be amended, modified or supplemented from time to time.

                  1.3 Business Day. A day which in New York, New York, is neither a legal holiday nor a day on which banking institutions are authorized by law or regulation to close.

                  1.4 Common Stock. The Company's ordinary shares, par value $0.001 per share.

                  1.5 Company. Seven Seas Petroleum Inc. and its successors and assigns.

                  1.6 Company Order. A written request or order signed in the name of the Company by an authorized officer and delivered to the Warrant Agent.

                  1.7 Convertible Securities. Any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

                  1.8 Corporate Agency Office. The offices maintained by the Warrant Agent and identified in accordance with paragraph 9 of this Agreement.

                  1.9 Current Market Price. With respect to any security: (a) if the security is traded on an organized exchange or market for which sales price information is updated, the average closing price of the security on the stock exchange or market where the security is traded or the average last bid prices as quoted on the applicable exchange or market for the immediately preceding five (5) trading days; and (b) if the security is not traded on an organized exchange or market, the price per share of the security as determined in good faith by the Company's Board of Directors. If such valuation is objected to by the Holders of over forty percent (40%) of the Warrants within ten (10) days after notice of such valuation, then the valuation will be made by a reputable investment bank of national standing selected by the Company, the expense of which will be paid by the Company.

                  1.10 Effective Registration Statement. A registration statement filed by the Company which has become effective under the Securities Act.

                  1.11 Exercise Date. The date the Warrants first become exercisable, which is the date the Registration Statement becomes effective.

                  1.12 Exercise Price. The purchase price per Warrant Share payable on exercise of a warrant. The initial exercise price is $1.782995, and is subject to adjustment as provided in paragraph 5 of this Agreement.

                  1.13 Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  1.14 Expiration Date. June 30, 2008.

                  1.15 Holder. Any Person in whose name any Warrant Certificate is registered upon the Warrant Register.

                  1.16 Indenture. The Indenture dated as of July 23, 2001, by and among the Company and U.S. Trust Company of Texas, N.A.

                  1.17 Non-Surviving Combination. Any merger, consolidation or other business combination by the Company with one or more other entities in a transaction in which the Company is not the surviving entity or becomes a wholly-owned subsidiary of another entity.

                  1.18 Note. A 12% Series A Senior Secured Note due 2004 issued pursuant to the Indenture.

                  1.19 Options. Any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

                  1.20 Person. Any individual, corporation (including a business trust), partnership, joint venture, association, joint-stock company, trust, estate, limited liability company, unincorporated association, unincorporated organization, government or agency or political subdivision thereof or any other entity.

                  1.21 Registrar. U.S. Trust Company of Texas, N.A., and its successors and assigns.

                  1.22 Registration Statement. A Registration Statement as contemplated by paragraph 4 of this Agreement.

                  1.23 Rule 144. Rule 144 promulgated under the Securities Act or any successor rule.

                  1.24 SEC. The Securities and Exchange Commission or any successor agency thereto.

                  1.25 Securities Act. The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  1.26 Subsidiary. With respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Subsidiaries of such Person or a combination thereof.

                  1.27 Warrant Agent. The Person named in the preamble hereof or the successor or successors of such Person appointed in accordance with the terms hereof.

                  1.28 Warrant Certificates. Those certain warrant certificates evidencing the Warrants, substantially in the form of Exhibit "A" attached as a part hereof.

                  1.29 Warrant Register. The warrant register as contemplated by paragraph 9 of this Agreement.

                  1.30 Warrant Shares. The Common Stock issuable upon exercise of the Warrants, the number of shares of which is subject to adjustment from time to time in accordance with paragraph 5.

                  1.31 Warrants. Those warrants issued hereunder to purchase initially up to an aggregate of 12,619,500 Warrant Shares at the Exercise Price, subject to adjustment pursuant to paragraph 5 of this Agreement.

         2. Warrants. The Warrants will be issued as follows:

                  2.1 Issuance of Warrants. Contemporaneously with the issuance of each Note, the Warrant Agent will issue to the registered owner of the Note one or more Warrant Certificates evidencing the requisite number of Warrants as set forth on a list of registered holders of Notes furnished to the Warrant Agent by the Registrar pursuant to Section 7.12 of the Indenture. Each Warrant Certificate issued pursuant to this paragraph 2.1 will evidence the number of Warrants equal to the following: (a) 56.08667; multiplied by (b) the number obtained by (i) dividing the initial principal balance of the Notes specified as held by the holder as set forth in the above list by (ii) One Hundred Dollars ($100.00), and (c) rounded to the nearest whole number. Subject to the terms of this Agreement and the Warrant Certificate, each Warrant evidenced by the Warrant Certificate will represent the right to purchase one Warrant Share, subject to adjustment as provided in paragraph 5 of this Agreement.

                  2.2 Form, Denomination and Date of Warrants. Each of the Warrant Certificates: (a) will be issued in substantially the form of Exhibit "A" attached as a part hereof; (b) will be numbered, lettered or otherwise distinguished in such manner as the Company may determine with the approval of the Warrant Agent; and (c) will be dated as of the date of the authentication of the Warrant Certificate. To the extent not inconsistent with the terms of this Agreement, any of the Warrant Certificates may be issued with appropriate insertions, omissions, substitutions, variations and legends as may be required to comply with any state or federal law, rule or regulation, the rules of any securities market in which the Warrants are admitted to trading or to otherwise conform to general usage. All Warrant Certificates and the underlying Warrants will be otherwise substantially identical except as to denomination and as otherwise provided in this Agreement.

                  2.3 Execution and Delivery of Warrant Certificates. The Warrant Certificates will be executed and delivered as follows:

                           2.3.1 Maximum Number. Warrant Certificates evidencing
Warrants which may be countersigned and delivered under this Agreement are limited to: (a) Warrant Certificates evidencing Twelve Million Six Hundred Nineteen Thousand Five Hundred (12,619,500) Warrants as adjusted in accordance with paragraph 5 of this Agreement; and (b) additional Warrant Certificates countersigned and delivered on registration, transfer, exchange or in lieu of previously countersigned Warrant Certificates pursuant to this Agreement.

                           2.3.2 Execution. The Warrant Certificates will be
executed on behalf of the Company by an authorized officer of the Company, either manually or by facsimile signature printed thereon. In addition to the foregoing, the Warrant Certificates will be countersigned by the Warrant Agent and will not be valid for any purpose unless so countersigned. After the date of this Agreement, Warrant Certificates evidencing Warrants may be executed by the Company and delivered to the Warrant Agent for countersignature. Thereafter on receipt of a Company Order or at the direction of the Company as set forth in this Agreement, the Warrant Agent will countersign and deliver such Warrant Certificates to the Company for delivery or deliver such Warrant Certificate to the Holder as directed by the Company. The Warrant Agent is further hereby authorized to countersign and deliver Warrant Certificates as required by this paragraph 2.3 or by paragraphs 2.2, 3.4, 5 or 9 of this Agreement. If an officer of the Company whose signature is placed on a Warrant Certificates ceases to be an officer before countersignature and issuance of the Warrant Certificate by the Warrant Agent, such Warrant Certificate may be countersigned by the Warrant Agent and delivered with the same force and effect as though such Person were an officer of the Company on the date of issuance of such Warrant Certificate. In addition at any time after the date of this Agreement, Warrant Certificates may be signed on behalf of the Company by an authorized officer as of the actual date of execution of such Warrant Certificate regardless of whether such Person was an officer of the Company on the date of the execution of this Agreement.

                  2.4 Transfer and Exchange. The Warrants will be transferable as follows:

                           2.4.1 Transfer of Warrants. The Holder of a Warrant
may transfer all or part of such Warrant, subject to and in compliance with the restrictions on transfer set forth in this Agreement and the applicable Warrant Certificate. On receipt by the Warrant Agent at the Corporate Agency Office of:
(a) the Warrant Certificate, duly endorsed as provided herein for the number of Warrants to be transferred; (b) written instructions from such Holder directing the Warrant Agent to authenticate and deliver one or more Warrant Certificates for the number of Warrants to be transferred; and (c) the identity, address and tax identification number of each transferee, then the Warrant Agent will cancel or cause to be canceled such Warrant Certificate and, concurrently therewith, the Company will execute, and the Warrant Agent will authenticate and deliver, one or more Warrant Certificates in accordance with the instructions referred to above.

                           2.4.2 Expenses. No charge will be made to a Holder
for the transfer or exchange of Warrants hereunder. Notwithstanding the foregoing, the Company may require payment of a sum sufficient to cover any tax or other governmental charges that may be imposed in connection with any transfer or exchange of the Warrants.

                           2.4.3 Identification. The Warrant Agent will use
CUSIP numbers in notices of repurchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers either as printed on the Warrants or as contained in any notice of repurchase or exchange and that reliance may be placed only on the other identification numbers printed on the Warrants. The Company will promptly notify the Warrant Agent of any change in the CUSIP numbers.

                  2.5 Temporary Securities. Pending the preparation of definitive Warrants, the Company may execute and the Warrant Agent will authenticate and deliver temporary Warrants (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Warrant Agent). Temporary Warrants will be issuable as registered Warrants, of any authorized denomination, and substantially in the form of the definitive Warrants but with such omissions, insertions and variations as may be appropriate for temporary Warrants, all as may be determined by the Company with the concurrence of the Warrant Agent. Temporary Warrants may contain such references to provisions of this Agreement as is appropriate. Every temporary Warrant will be executed by the Company and be authenticated by the Warrant Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Warrants. Without unreasonable delay, the Company will execute and furnish definitive Warrants and thereupon temporary Warrants may be surrendered in exchange therefor without charge at the office of the Warrant Agent in accordance with paragraph 9 of this Agreement. Until so exchanged, the temporary Warrants will be entitled to the same benefits under this Agreement as definitive Warrants.

         3. Exercise and Expiration of Warrants. When validly issued and subject to the provisions of the Warrant Certificate and this Agreement, each Warrant Certificate will entitle the Holder thereof to acquire from the Company, subject to the terms hereof (including Exhibit A hereto), for each Warrant evidenced thereby, one Warrant Share at the Exercise Price, subject to the anti-dilution adjustments under this Agreement. The Exercise Price and the number of Warrant Shares to be received on exercise of the Warrants will be adjusted from time to time as required by paragraph 5 of this Agreement.

                  3.1 Exercise of Warrants. Subject to the terms and conditions of the Warrant Certificate and this Agreement, and subject to the Registration Statement being effective and exercise not otherwise being suspended as provided in paragraph 4 hereof, the Holder of a Warrant Certificate may on any Business Day from and after the Exercise Date through and including the Expiration Date exercise all or part of a whole number of the Warrants evidenced by the Warrant Certificates for the Warrant Shares purchasable thereunder.

                  3.2 Expiration of Warrants. Unless sooner terminated as herein provided, the Warrants will terminate and become void as of 5:00 p.m., New York time on the Expiration Date. After Warrants representing fifty-one percent (51%) or more of the number of Warrants originally issued pursuant to this Agreement have been exercised, at any time that the closing price of the Company's Common Stock on the principal stock exchange or market on which the Company's Common Stock is traded has been not lower than $3.00 for more than twenty (20) consecutive trading days, the Company may give the remaining Holders written notice that they must exercise their Warrants within thirty (30) days after the date of such notice or the Warrants will terminate and become void as of 5:00 p.m., New York time on the thirty-first (31st) day after the date of such notice. In that event, the Holder may exercise all or any of the Warrants by delivering to the Warrant Agent at the Corporate Agency Office duly executed written notice of such Holder's election to exercise Warrants in the form set forth on the reverse of, or attached to, the Warrant Certificate specifying the number of Warrants to be exercised and the number of Warrant Shares to be surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the Holder; and (b) the Warrant Certificate evidencing such Warrants. For purposes of this paragraph 3.2, each Warrant which is being surrendered in payment of the aggregate Exercise Price will be attributed a value equal to: (x) the Current Market Price per share of Common Stock less (y) the current Exercise Price.

                  3.3 Method of Exercise. Subject to the terms of this Agreement, including paragraph 4.2 hereof, the Holder may exercise all or any of the Warrants by delivering to the Warrant Agent at the Corporate Agency Office:
(a) duly executed written notice of such Holder's election to exercise Warrants in the form set forth on the reverse of, or attached to, the Warrant Certificate specifying the number of Warrant Shares to be exercised; (b) the Warrant Certificate evidencing such Warrants; and (c) an amount equal to the aggregate Exercise Price for the Warrants being exercised by money order, certified check, bank draft drawn upon a United States bank or wire transfer, rounded to the nearest tenth of a cent.

                  3.4 Partial Exercise. If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate will be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised will be executed by the Company. The Warrant Agent will countersign the new Warrant Certificate registered in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons in whose name such new Warrant Certificate is registered. The Company will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

                  3.5 Issuance of Warrant Shares. On surrender of a Warrant Certificate evidencing Warrants in conformity with the foregoing provisions and payment of the Exercise Price in respect of the exercise of one or more Warrants evidenced thereby the Warrant Agent will: (a) deliver to the Company the notice of exercise received pursuant to paragraph 3.3 of this Agreement; (b) deliver or deposit all funds received as instructed by the Company; and (c) advise the Company by telephone at the end of such day of the number of Warrants exercised and the amount of funds received. On such exercise the Company will as promptly as practicable, and in any event within five (5) Business Days after receipt by the Company of written notice of exercise, execute or cause to be executed and delivered or cause to be delivered to the Holder: (x) a stock certificate or certificates representing the aggregate number of Warrant Shares purchased pursuant to such exercise; (y) any new Warrant Certificate under paragraph 3.4 of this Agreement; and (z) any cash payment in lieu of any fractional share(s). The certificate or certificates so delivered will be, to the extent possible, in such denomination or denominations as such Holder requests in such notice of exercise and will be registered or otherwise placed in the name of, and delivered to, the Holder or such other Person as designated by the Holder in such notice.

                  3.6 Time of Exercise. A Warrant will be deemed to have been exercised immediately prior to the close of business on the date on which all requirements set forth in paragraph 3.3 of this Agreement applicable to such exercise have been satisfied. Certificate(s) evidencing the Warrant Shares issued on the exercise of such Warrant will be deemed to have been issued and, for all purposes of this Agreement, the recipient will be deemed to be and entitled to all rights of the holder of record of such Warrant Shares as of such time.

                  3.7 Application of Funds Upon Exercise of Warrants. Any funds delivered to the Warrant Agent on exercise of any Warrants will be held by the Warrant Agent in trust for the Company. The Warrant Agent will promptly deliver and pay to or on the written order of the Company all funds received by it upon the exercise of any Warrants by bank wire transfer to an account designated by the Company or as the Warrant Agent otherwise may be directed in writing by the Company.

                  3.8 Payment of Taxes. The Company will pay any and all taxes (other than income taxes) and other charges that may be payable in respect of the issue or delivery of Warrant Shares on exercise of Warrants. The Company will not be required to pay any tax or other charge imposed as a result of a transfer in connection with the issue and delivery of any certificates for Warrant Shares or payment of cash to any Person other than the registered Holder of the Warrant Certificate surrendered in the exercise of a Warrant. The Warrant Agent and the Company will not be required to issue or deliver any certificate or pay any cash until: (a) such transfer tax or charge, if any, has been paid or an amount sufficient for the payment thereof has been delivered to the Warrant Agent or the Company; or (b) it has been established to the Company's satisfaction that any such transfer tax or other charge that is or may become due has been paid.

                  3.9 Surrender of Certificates. Any Warrant Certificate surrendered for exercise will be delivered to the Warrant Agent. All Warrant Certificates surrendered to the Warrant Agent will be promptly canceled and the Warrant Agent will deliver a certificate of destruction to the Company, unless the Company requests otherwise.

                  3.10 Shares Issuable. The number of Warrant Shares issuable upon exercise of Warrants will be the number of Warrant Shares into which such Warrants are then exercisable. The number of Warrant Shares "into which each Warrant is exercisable" initially will be one share, subject to adjustment as provided in paragraph 5 of this Agreement.

         4. Registration Rights. The Company shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Warrant Shares. The Registration Statement shall be on Form S-3 or another appropriate form permitting registration of the Warrant Shares for issuance by the Company upon exercise of the Warrants.

                  4.1 Registration Procedures In connection with the filing of the Registration Statement, the Company shall:

         (a) Use its best efforts to cause the Registration Statement to become effective as soon as reasonably practicable after the Warrants are issued and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the Expiration Date, or (ii) the date on which all of the Warrant Shares have been issued;

         (b) Furnish to Holders copies of the prospectus included in such Registration Statement (including each prospectus supplement), in conformity with the requirements of the Securities Act.

         (c) Use its reasonable best efforts to register or qualify the Warrant Shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as determined by the Company's counsel to be necessary or required, and do such other acts and things as may be required to enable Holders to exercise the Warrants in the jurisdictions for exercise of the Warrants owned by Holders.

         (d) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC.

         (e) Immediately notify the Holders at any time upon the Company becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to Security Holders copies of an amended or supplemental prospectus to the Holders as may be necessary so that, as thereafter delivered upon exercise of the Warrants, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event the Company shall give any such notice, the Holders shall no longer be permitted to exercise the Warrants, and the Exercise Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Holders shall have received the copies of such supplemented or amended prospectus.

         (f) Use its best efforts to list such Warrant Shares on the primary securities exchange or other trading market on which the Common Stock is then listed, if such Warrant Shares are not already so listed and if such listing is then permitted under the rules of such exchange or other trading market, and to provide a transfer agent and registrar for such Warrant Shares covered by such Registration Statement not later than the effective date of such Registration Statement.

                  4.2 Suspension of Exercise. In the event that, in the judgment of the Company, it is advisable to suspend exercise of the Warrants by Holders because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver notice to the Holders that exercise has been suspended and, thereafter, the Holders shall not exercise the Warrants, and the Exercise Period shall cease to run or will not commence, until Holders have received copies of the supplemented or amended prospectus provided for in paragraph 4.1(e), or until it is advised in writing by the Company that the prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus; provided that the duration of such suspension shall not exceed 90 days. The Company will use its best efforts to ensure that the use of the prospectus may be resumed, and the Exercise Period will commence, as promptly as is practicable and, in any event, promptly after the earlier of
(x) public disclosure of such material business combination or pending material development or event sufficient to permit an Affiliate of the Company to sell Common Stock or (y) in the judgment of the Company, public disclosure of such material business combination or material development or event would not be prejudicial to the Company.

         5. Anti-Dilution Adjustments. In order to prevent dilution of the rights granted with respect to the Warrants, the Exercise Price is subject to adjustment from time to time as provided in this paragraph 5, and the number of Warrant Shares obtainable on the exercise of a Warrant will be subject to adjustment from time to time as provided in this paragraph 5.

                  5.1 Issuance of Common Stock. If and whenever on or after the date of this Agreement the Company issues or sells, or in accordance with paragraph 5.2 of this Agreement is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Exercise Price in effect immediately prior to such time, then immediately upon such issue or sale the Exercise Price will be reduced to the new Exercise Price determined by dividing:

                           (a) the sum of (i) the product derived by multiplying
the Exercise Price in effect immediately prior to such issue or sale times the number of shares of Common Stock deemed outstanding immediately prior to such issue or sale, plus (ii) the consideration, if any, received by the Company upon such issue or sale, by

                           (b) the number of shares of Common Stock deemed
outstanding immediately after such issue or sale.

Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares acquirable on exercise of a Warrant will be adjusted to the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable on exercise of a Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  5.2 Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under paragraph 5.1, the following will be applicable:

                           5.2.1 Issuance of Rights or Options. If the Company
in any manner grants or sells any Options and the price per share for which Common Stock is issuable on the exercise of such Options, or on conversion or exchange of any Convertible Securities issuable on the exercise of such Options, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable on the exercise of such Options, or on conversion or exchange of the total maximum amount of such Convertible Securities issuable on the exercise of such Options, will be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable on exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing
(a) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Company on the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company on the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable on exercise of such Options or on the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Exercise Price will be made upon the actual issuance of such Common Stock or of such Convertible Securities on the exercise of such Options or upon the actual issuance of Common Stock on conversion or exchange of such Convertible Securities.

                           5.2.2 Issuance of Convertible Securities. If the
Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable on conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable on conversion or exchange of such Convertible Securities will be deemed to be outstanding and to have been issued and sold by the Company at the time of the issue or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the

"price per share for which Common Stock is issuable on conversion or exchange thereof" is determined by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company on the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Exercise Price will be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made on exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this paragraph 5.2, no further adjustment of the Exercise Price will be made by reason of such issue or sale.

                           5.2.3 Change in Option Price or Conversion Rate. If
the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Exercise Price in effect at the time of such change will be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable hereunder will be correspondingly adjusted. For purposes of this paragraph 5.2, if the terms of any Option or Convertible Security which was outstanding as of the date of this Agreement are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof will be deemed to have been issued as of the date of such change. Notwithstanding the foregoing no such change will at any time cause the Exercise Price hereunder to be increased.

                           5.2.4 Expired Options and Unexercised Convertible
Securities. On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Exercise Price then in effect and the number of shares of Common Stock acquirable hereunder will be adjusted immediately to the Exercise Price and the number of shares which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of this paragraph 5.2, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of this Agreement will not cause the Exercise Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of this Agreement.

                           5.2.5 Calculation of Consideration Received. If any
Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Current Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined at the reasonable discretion of the board of directors of the Company consistent with the value assigned for Generally Accepted Accounting Principles purposes. Notice of such determination will be given to the Warrant Agent and the Holders.

                           5.2.6 Integrated Transactions. In case any Option or
Convertible Security is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options or Convertible Security by the parties thereto, the Options or Convertible Security will be deemed to have been issued for consideration determined at the reasonable discretion of the board of directors of the Company consistent with the value assigned for purposes of Generally Accepted Accounting Principles. Notice of such determination will be given to the Warrant Agent and the Holders.

                           5.2.7 Treasury Shares. The number of shares of Common
Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                           5.2.8 Record Date. If the Company takes a record of
the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold on the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  5.3 Stock Splits and Reverse Splits. In the event that the Company at any time after the date of this Agreement subdivides its outstanding shares of Common Stock into a greater number of shares (by stock split, stock dividend, recapitalization or otherwise), the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision will be proportionately increased. Conversely, in the event that the outstanding shares of Common Stock at any time are combined into a smaller number of shares (by reverse stock split or otherwise), the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination will be proportionately reduced.

                  5.4 Reorganizations and Asset Sales. If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation, merger or share exchange of the Company with another Person, or the sale, transfer or other disposition of all or substantially all of its assets to another Person will be effected in such a way that a holder of Common Stock of the Company will be entitled to receive capital stock, securities or assets with respect to or in exchange for shares of Common Stock, then the following provisions will apply:

                           5.4.1 Reorganization or Reclassification. If any
capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock or securities or assets of the Company with respect to or in exchange for Common Stock, then the Holder of each Warrant then outstanding shall have the right upon exercise to receive the kind and amount of stock, securities or asserts receivable upon reorganization or reclassification by a holder of the number of shares of Common Stock which such Holder would have received had the Holder exercised the Warrant immediately prior to such reorganization or reclassification.

                           5.4.2 Consolidation; Merger, Etc. Immediately prior
to the effective time of any consolidation, merger, share exchange, sale, transfer or other disposition with another Person, the Warrants shall be cancelled and each holder of Warrants will thereafter have the right to receive, in lieu of the Warrant Shares immediately theretofore receivable upon the exercise of the rights represented hereby, such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of Warrant Shares which the Holder would have received had the Holder made a cashless exercise by surrendering a number of Warrants with an attributed value equal to (x) the Current Market Price per share of Common Stock less (y) the current Exercise Price such that the aggregate attributed value of the surrendered Warrants is equal to the Exercise Price of the remaining Warrants.

                  5.5 Certain Events. If any event occurs of the type contemplated by the provisions of this paragraph 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock obtainable upon exercise of the Warrants so as to protect the rights of the holders of the Warrants. No such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this paragraph 5.

                  5.6 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrants will be adjusted as herein provided, or the rights of the holder hereof will change by reason of other events specified herein, the Company will compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and will prepare an officer's certificate setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares issuable upon the exercise of the Warrants or specifying the other shares of stock, securities or assets receivable as a result of such change in rights, and showing in reasonable detail the facts' and calculations upon which such adjustments or other changes are based. The Company will promptly cause to be mailed to each Holder copies of such officer's certificate together with a notice stating that the Exercise Price and the number of Warrant Shares purchasable upon exercise of the Warrants have been adjusted and setting forth the adjusted Exercise Price and the adjusted number of Warrant Shares purchasable upon the exercise of the Warrants.

                  5.7 Notices to Holders. In case at any time the Company proposes:

                           5.7.1 to declare any dividend upon its Common Stock
payable in capital stock or make any dividend or other distribution (including cash dividends) to the holders of its Common Stock;

                           5.7.2 to offer for subscription pro rata to all of
the holders of its Common Stock any additional shares of capital stock of any class or other rights;

                           5.7.3 to effect any capital reorganization, or
reclassification of the capital stock of the Company, or consolidation, merger or share exchange of the Company with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

                           5.7.4 to effect a voluntary or involuntary
dissolution, liquidation or winding up of the Company, then, in any one or more of such cases, the Company will give the holder hereof (a) at least 20 days' (but not more than 90 days') prior written notice of the date on which the books of the Company will close or a record will be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of such issuance, recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, recapitalization, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' (but not more than 90 days') prior written notice of the date when the same will take place. Such notice in accordance with the foregoing clause (a) will also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock will be entitled thereto, and such notice in accordance with the foregoing clause (b) will also specify the date on which the holders of Common Stock will be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

                  5.8 Exceptions to Anti-Dilution Adjustment. Notwithstanding anything to the contrary contained in this Agreement, there will be no adjustment in the Exercise Price or the number of Warrant Shares obtainable upon exercise of the Warrants as a consequence of the issuance by the Company of (a) any Option, warrant, Convertible Security or other right to acquire Common Stock outstanding or in effect as of the date of this Agreement and not amended after the date of this Agreement; (b) any Options, stock purchase rights or other rights to acquire up to five million three hundred fifty-six thousand eight hundred eighty-eight (5,356,888) shares of Common Stock on exercise of Options granted or that may be granted under the Company's compensatory 1995, 1996 and 1997 stock option plans at an exercise price no less than the current market price on the date of issuance; (c) up to twelve million six hundred nineteen thousand five hundred (12,619,500) of the warrants to be issued by the Company to Chesapeake Energy Corporation; or (d) the issuance of shares of Common Stock as a result of the exercise of any of the foregoing. The number of shares of Common Stock exempted from the anti-dilution adjustments under foregoing clause
(b) assumes that no such Options have been exercised and as a result will be reduced for any Options issued under the Company's 1995, 1996 and 1997 stock option plans which were exercised prior to the date of this Agreement.

         6. Loss or Mutilation. Upon: (a) receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and such security or indemnity as may be required by them to save each of them harmless; and (b) surrender, in the case of mutilation, of the mutilated Warrant Certificate to the Warrant Agent and cancellation thereof, then, in the absence of notice to the Company of the Warrant Agent that the Warrants evidenced thereby have been acquired by a bona fide purchaser, the Company will execute and on written request the Warrant Agent will countersign and deliver to the registered Holder of the lost, stolen, destroyed or mutilated Warrant Certificate, in exchange therefor or in lieu thereof, a new Warrant Certificate of the same tenor and for a like aggregate number of Warrants. At the written request of such registered Holder, the new Warrant Certificate so issued will be retained by the Warrant Agent as having been surrendered for exercise, in lieu of delivery thereof to such Holder, and will be deemed for purposes of this Agreement to have been surrendered for exercise on the date the conditions specified in clauses (a) and
(b) of the preceding sentence were first satisfied. Upon the issuance of any new Warrant Certificate under this paragraph 6, the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto and other expenses (including the fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith. Every new Warrant Certificate executed and delivered pursuant to this paragraph 6 in lieu of any lost, stolen or destroyed Warrant Certificate will constitute an additional contractual obligation of the Company, whether or not the allegedly lost, stolen or destroyed Warrant Certificate will be at any time enforceable by anyone, and will be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this paragraph 6 are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

         7. Capitalization. As of the date of this Agreement: the Company's authorized capital stock consists of one hundred fifty million (150,000,000) shares of Common Stock and fifty million (50,000,000) shares which may be designated by the board of directors of the Company, none of which have been designated or issued. As of the date of this Agreement the only shares of capital stock issued and outstanding, reserved for issuance or committed to be issued are: (a) thirty-seven million eight hundred thirty-six thousand four hundred twenty (37,836,420) fully paid and non-assessable shares of Common Stock duly issued and outstanding; (b) twelve million six hundred nineteen thousand five hundred (12,619,500) shares of Common Stock reserved for issuance as a result of the issuance of warrants to Chesapeake Energy Corporation (the "Chesapeake Warrants"); (c) twelve million six hundred nineteen thousand five hundred (12,619,500) shares of Common Stock reserved for issuance on exercise of the Warrants; and (d) five million three hundred fifty-six thousand eight hundred eighty-eight (5,356,888) shares of Common Stock issuable on exercise of Options granted or to be granted under the Company's 1995, 1996 and 1997 stock option plans. The Warrant Shares reserved for issuance represent no less than twenty percent (20%) of the Company's fully diluted shares of Common Stock which as of the date of this Agreement includes all of the issued and outstanding shares of Common Stock, any shares of Common Stock issuable under this Agreement, the maximum number of shares of Common Stock issuable in connection with the Chesapeake

Warrants and any other Options or Convertible Securities, excluding only shares of Common Stock issuable upon the exercise of Options issued under the Company's 1995, 1996 and 1997 compensatory stock option plans.

         8. Reservation and Authorization of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, solely for issue upon the exercise of Warrants such number of its authorized but unissued Warrant Shares deliverable upon the exercise of Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants. The Company covenants that all Warrant Shares will, at all times that Warrants are exercisable, be duly approved for listing subject to official notice of issuance on each securities exchange, if any, on which the Common Stock are then listed. The Company covenants that all Warrant Shares that may be issued on exercise of Warrants will upon issuance be duly authorized, validly issued and fully paid and nonassessable and free of preemptive or similar rights. The Company hereby authorizes and directs its current and future transfer agents for the Common Stock at all times to reserve stock certificates for such number of authorized shares as will be requisite for such purpose. The Warrant Agent is hereby authorized to requisition from time to time from any such transfer agents stock certificates required to honor outstanding Warrants on exercise thereof in accordance with the terms of this Agreement, and the Company hereby authorizes and directs such transfer agents to comply with all such requests of the Warrant Agent. The Company will supply such transfer agents with duly executed stock certificates for such purposes.

         9. Warrant Transfer Books. The Warrant Agent will maintain an office in the United States of America, where Warrant Certificates may be surrendered for registration of transfer or exchange and where Warrant Certificates may be surrendered for exercise of Warrants evidenced thereby, which office is located at 2001 Ross Avenue, Suite 2700, Dallas, Texas, 75201, Attention: John Stohlmann, on the date of this Agreement. The Warrant Agent will give prompt written notice to all Holders of any change in the location of such office. The Warrant Certificates evidencing the Warrants will be issued in registered form only. The Company will cause to be kept at the office of the Warrant Agent designated for such purpose the Warrant Register for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as provided in this Agreement and subject to such reasonable regulations as the Warrant Agent may prescribe and such regulations as may be prescribed by law. Subject to paragraph 2.4 of this Agreement, on surrender for registration of the transfer of any Warrant Certificate at the Corporate Agency Office, the Company will execute, and the Warrant Agent will countersign and deliver, in the name of the designated transferee or transferees, one or more new Warrant Certificates evidencing a like aggregate number of Warrants. Subject to paragraph 2.4: (a) at the option of the Holder, Warrant Certificates may be exchanged at the office of the Warrant Agent on payment of the charges hereinafter provided for other Warrant Certificates evidencing a like number of Warrants; and (b) whenever any Warrant Certificates are so surrendered for exchange, the Company will execute and the Warrant Agent will countersign and deliver Warrant Certificates of the same tenor and evidencing the same number of Warrants as evidenced by the Warrant Certificates surrendered by the Holder. All Warrant Certificates issued on any registration or exchange of Warrant Certificates will be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange. Subject to paragraph 2.4 of this Agreement, every Warrant Certificate surrendered for registration of transfer or exchange will (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof. The Warrant Agent will, on request of the Company from time to time, deliver to the Company such reports of registered ownership of the Warrants and such records of transactions with respect to the Warrants and the Warrant Shares as the Company may request. The Warrant Agent will also make available to the Company for inspection by the Company's agents or employees, from time to time as the Company may request, such original books and accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Corporate Agency Office during normal business hours. The Warrant Agent will keep copies of this Agreement and any notices given to Holders hereunder available for inspection by the Holders during normal business hours at the Corporate Agency Office. The Company will supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

         10. Warrant Holders. The Holders will have the following rights and obligations:

                  10.1 Voting or Dividend Rights. Except as provided in this Agreement, prior to the exercise of the Warrants: (a) a Holder will not be entitled to any of the rights of a holder of Common Stock with respect to the Warrant Shares, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (b) the consent of any Holder will not be required with respect to any action or proceeding of the Company; (c) no Holder, by reason of the ownership or possession of a Warrant or the Warrant Certificate representing the same, will have any right to receive any stock dividends of the Company prior to, or for which the relevant record date preceded, the date of the exercise of such Warrant; and (d) no Holder will have any right not expressly conferred by this Agreement or the Warrant Certificate held by such Holder.

                  10.2 Rights of Action. All rights of action against the Company in respect of this Agreement, except rights of action vested in the Warrant Agent, are vested in the Holders. A Holder may enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement without the consent of the Company, the Warrant Agent or any other Holder.

                  10.3 Treatment of Holders. By the acceptance of a Warrant Certificate each Holder consents and agrees with the Company, the Warrant Agent and subsequent holders of such Warrant Certificate that, prior to due presentment of such Warrant Certificate for registration of transfer, the Company and the Warrant Agent may treat the Person in whose name the Warrant Certificate is registered as the owner thereof for all purposes and as the Person entitled to exercise the rights granted under the Warrants, and neither the Company, the Warrant Agent nor any agent thereof will be affected or bound by any notice to the contrary.

                  10.4 Communications to Holders. If any Holder notifies the Warrant Agent in writing that the Holder desires to communicate with other Holders with respect to its rights under this Agreement or under the Warrants, the Warrant Agent will provide to such applicant a list of the names and addresses of all Holders as of the most recent practicable date within five (5)

Business Days after receipt of such notice and payment to the Warrant Agent by such Holder of the reasonable expenses of preparing such list. Each Holder by acceptance of a Warrant Certificate agrees that the Company, the Warrant Agent and any agent of the foregoing will not be held accountable by reason of the disclosure of such information in accordance with this paragraph 10.4.

         11. Warrant Agent.

                  11.1 Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions set forth in this Agreement and in the Warrant Certificates or as the Company and the Warrant Agent may hereafter agree. The parties agree that the terms and conditions set forth in the Warrant Certificates are subject to and governed by this Agreement or any other terms and conditions hereafter agreed to by the Company and the Warrant Agent. The Warrant Agent will not, by countersigning Warrant Certificates or by any other act hereunder, be deemed to make any representations as to validity or authorization of: (a) the Warrants or the Warrant Certificates (except as to its countersignature thereon); (b) any securities or other property delivered upon exercise of any Warrant; (c) the accuracy of the computation of the number, kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant; or (d) the correctness of any of the representations of the Company made in any certifications that the Warrant Agent receives. The Warrant Agent will not at any time have any duty to calculate or determine whether any facts exist that may require any adjustments pursuant to paragraph 5 of this Agreement. The Warrant Agent will not have the duty or responsibility to determine the accuracy or correctness of any such calculation or the methods employed in making the same. The Warrant Agent makes no representation and will not be accountable with respect to the validity or value (or the kind or amount) of any Warrant Shares or of any securities or property which may at any time be issued or delivered on the exercise of any Warrant or upon any adjustment pursuant to paragraph 5 of this Agreement. The Warrant Agent will not be responsible for any failure of the Company to make any cash payments or to issue, transfer or deliver any Warrant Shares or stock certificates or other securities or property on the surrender of any Warrant Certificate for the purpose of exercise or on any adjustment pursuant to paragraph 5 of this Agreement. The Warrant Agent will not: (x) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, offered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized; (y) be responsible for any failure by the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates; or (z) be liable for any act or omission in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct. The Warrant Agent is hereby authorized to accept and is protected in accepting instruments with respect to the performance of its duties hereunder by Company Order and to apply to any such officer named in such Company Order for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent will not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions in any Company Order. The Warrant Agent is hereby authorized to accept and is protected in accepting, and may rely upon without otherwise verifying, the list of registered holders and related information furnished by the Registrar for the purpose of determining those holders who are entitled to receive Warrant Certificates, and the Warrant Agent will not be liable for any action taken or suffered to be taken by it in good faith in reliance upon such lists and information furnished by the Registrar. The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by and through its attorneys, agents or employees, provided that reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent will not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect of this Agreement, unless first indemnified to its satisfaction, but this provision will not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent will promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement. The Warrant Agent will act solely as agent of the Company hereunder and does not assume any obligation or relationship of agency or trust for or with any of the Holders or any beneficial owners of Warrants. The Warrant Agent will not be liable except for the failure to perform such duties as specifically set forth herein or specifically set forth in the Warrant Certificates, and no implied covenants or obligations will be read into this Agreement against the Warrant Agent whose duties and obligations will be determined solely by the express provisions hereof or the express provisions of the Warrant Certificates.

                  11.2 Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent will incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the written opinion or advice of such counsel.

                  11.3 Compensation, Reimbursement and Indemnification. The Company agrees to pay the Warrant Agent reasonable compensation for the Warrant Agent's service hereunder as the Company and the Warrant Agent may agree and to reimburse the Warrant Agent for all reasonable expenses and disbursements (including reasonable counsel fees and expenses) incurred in connection with the execution and administration of this Agreement. The Company further agrees to indemnify the Warrant Agent for and save it harmless against any losses, liabilities or reasonable expenses arising out of or in connection with the acceptance and administration of this Agreement, including the reasonable costs, legal fees and expenses of investigating or defending any claim of such liability, except that the Company will have no liability hereunder to the extent that any such loss, liability or expense results from the gross negligence, bad faith or willful misconduct of the Warrant Agent and the Warrant Agent's officers, directors, employees and agents.

                  11.4 Warrant Agent May Hold Company Securities. The Warrant Agent, any countersigning agent and any stockholder, director, officer or employee of the foregoing may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates, become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent. Nothing herein will preclude the Warrant Agent or any countersigning agent from acting in any other capacity for the Company or for any other legal entity.

                  11.5 Resignation and Removal; Appointment of Successor. The Warrant Agent may resign on thirty (30) days prior written notice to the Company. The Company may remove the Warrant Agent on thirty (30) days prior written notice. On such resignation or termination the Warrant Agent will be discharged from all further duties and liabilities under this Agreement (except liability arising as a result of the Warrant Agent's own gross negligence, bad faith or willful misconduct). The Warrant Agent will, at the expense of the Company, cause notice to be given to each Holder of such notice of resignation or removal. On such resignation or removal, the Company will appoint in writing a new Warrant Agent. If the Company fails to make such appointment within a period of thirty (30) calendar days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then any Holder may apply to any court of competent jurisdiction in the United States for the appointment of a new Warrant Agent. Any new Warrant Agent appointed under this paragraph will be a corporation doing business under the laws of the United States or any state thereof in good standing, authorized under such laws to act as a Warrant Agent, and in the business of acting as transfer agent for publicly held securities. After acceptance in writing of such appointment in writing, the new Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as the Warrant Agent under this Agreement, without any further assurance, conveyance, act or deed. However, if for any reason it will be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same will be done at the reasonable expense of the Company and will be legally and validly executed and delivered by the resigning or removed Warrant Agent. No later than the effective date of any such appointment, the Company will file notice thereof with the resigning or removed Warrant Agent. Failure to give the notice provided for in this paragraph 11.5 (or any defect therein), will not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of a new Warrant Agent. Any corporation into which the Warrant Agent or any new Warrant Agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new Warrant Agent is a party, will be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of this paragraph 11.5. Any such successor Warrant Agent will promptly cause notice of its succession as Warrant Agent to be given to each Holder at such Holder's last address as shown on the Warrant Register.

                  11.6 Appointment of Countersigning Agent. The Warrant Agent may appoint one or more countersigning agents which will be authorized to act on behalf of the Warrant Agent to countersign Warrant Certificates and Warrant Certificates so countersigned will be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. Wherever reference is made in this Agreement to the countersignature and delivery of Warrant Certificates by the Warrant Agent or to Warrant Certificates countersigned by the Warrant Agent, such reference will be deemed to include countersignature and delivery on behalf of the Warrant Agent by a countersigning agent and Warrant Certificates countersigned by a countersigning agent. Each countersigning agent will be acceptable to the Company and will at the time of appointment be a corporation doing business under the laws of the United States of America or any state thereof in good standing, authorized under such laws to act as countersigning agent, and have a combined capital and surplus of not less than $100,000,000.00. The combined capital and surplus of any such new countersigning agent will be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such countersigning agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a federal or state supervising or examining authority. Any corporation into which a countersigning agent may be merged, or any corporation resulting from any consolidation to which such countersigning agent is a party, will be a successor countersigning agent without any further act, provided that such corporation would be eligible for appointment as a new countersigning agent under the provisions of this paragraph 11.6, without the execution or filing of any paper or any further act on the part of the Warrant Agent or the countersigning agent. Any such successor countersigning agent will promptly cause notice of its succession as countersigning agent to be given to each Holder at such Holder's last address as shown on the Warrant Register. The countersigning agent may resign at any time by giving thirty (30) days prior written notice thereof to the Warrant Agent and to the Company. The Warrant Agent may at any time terminate the agency of a countersigning agent by giving thirty (30) days prior written notice thereof to such countersigning agent and to the Company. The Warrant Agent agrees to pay to each countersigning agent from time to time reasonable compensation for its services under this paragraph, and the Warrant Agent will be entitled to be reimbursed for such payments, subject to the provisions of paragraph 11.3 this Agreement. Any countersigning agent will have the same rights and immunities as those of the Warrant Agent set forth in paragraph 11.1 of this Agreement.

         12. Miscellaneous.

                  12.1 Notices Generally. Any request, notice, direction, authorization, consent, waiver, demand or other communication permitted or authorized by this Agreement to be made upon, given or furnished to or filed with the Company or the Warrant Agent by the other party hereto or by any Holder will be sufficient for every purpose under this Agreement if in writing (including telecopy communication) and telecopied or delivered by hand (including by courier service) as follows:

                  If to the Company:          Seven Seas Petroleum Inc.
                                              5555 San Felipe
                                              Suite 1700
                                              Houston, Texas  77056
                                              Attn: President

                  If to the Warrant Agent:    U.S. Trust Company of Texas, N.A.
                                              2001 Ross Avenue, Suite 2700
                                              Dallas, Texas  75201
                                              Attn:  John Stohlmann

or, in either case, such other address as set forth in a notice delivered in accordance with this paragraph 12.1. All such communications will, when so telecopied or delivered by hand, be effective when telecopied with confirmation of receipt or received by the addressee, respectively. Any person that telecopies any communication hereunder to any Person will, on the same date as such telecopy is transmitted, also send, by first-class mail, postage prepaid and addressed to such Person as specified above, an original copy of the communication so transmitted. Where this Agreement provides for notice to Holders of any event, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Warrant Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be equivalent of such notice. In case of the suspension of regular mail service or by reason of any other cause it will be impracticable to give such notice by mail, then such notification as will be made by a method approved by the Warrant Agent as one which would be most reliable under the circumstances for successfully delivering the notice to the addressees will constitute a sufficient notification for every purpose hereunder.

                  12.2 APPLICABLE LAW. THIS AGREEMENT, EACH WARRANT CERTIFICATE ISSUED HEREUNDER, EACH WARRANT EVIDENCED THEREBY AND ALL RIGHTS ARISING HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  12.3 Persons Benefitting. This Agreement will be binding upon and inure to the benefit of the Company, the Warrant Agent, the Holders and their respective successors and assigns. Nothing in this Agreement is intended or will be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders, any right, remedy or claim under or by reason of this Agreement or any part hereof. Each holder, by acceptance of a Warrant Certificate, agrees to all of the terms and provisions of this Agreement applicable thereto.

                  12.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

                  12.5 Amendments. The Company and the Warrant Agent may, without the consent or concurrence of the Holders of the Warrant Certificates, by supplemental agreement or otherwise, amend this Agreement for the purpose of making any changes or corrections in this Agreement that: (a) are required to cure any ambiguity or to correct or supplement any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained;
(b) add to the covenants and agreements of the Company in this Agreement further covenants and agreements of the Company thereafter to be observed; or (c) surrender any rights or powers reserved to or conferred upon the Company in this Agreement. Notwithstanding the foregoing, in either case such amendment will not adversely affect the rights or interests of the Holders in any material respect. This Agreement may otherwise be amended by the Company and the Warrant Agent only with the consent of the Holders of a majority of the then outstanding

Warrants. Notwithstanding the foregoing, consent of each Holder of a Warrant affected will be required for any amendment pursuant to which the Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided herein). The Warrant Agent will join with the Company in the execution and delivery of any such amendment unless such amendment affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but will not be required to, join in such amendment. Upon execution and delivery of any amendment pursuant to this paragraph 12.5, such amendment will be considered a part of this Agreement for all purposes and every Holder of a Warrant Certificate theretofore or thereafter countersigned and delivered hereunder will be bound thereby. Promptly after the execution by the Company and the Warrant Agent of any such amendment, the Company will give notice to the Holders setting forth in general terms the substance of such amendment. However, any failure of the Company to mail such notice or any defect therein, will not in any way impair or affect the validity of any such amendment.

                  12.6 Inspection. The Warrant Agent will cause a copy of this Agreement to be available at all reasonable times at the Corporate Agency Office for the Warrant Agent for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit his Warrant Certificate for inspection by the Holder.

                  12.7 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto with respect thereto, whether written, oral or otherwise.

                  12.8 Headings. The descriptive headings of the paragraphs of this Agreement are inserted for convenience and will not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                         SEVEN SEAS PETROLEUM INC., a Cayman
                         Islands exempted company limited by shares

                         By  /s/ LARRY A. RAY
                           ---------------------------------------------------
                         Name:  Larry A. Ray
                               -----------------------------------------------
                         Title: President
                                ----------------------------------------------


                         U.S. TRUST COMPANY OF TEXAS, N.A.


                         By  /s/ BILL BARBER
                           ---------------------------------------------------
                         Name: Bill Barber
                               -----------------------------------------------
                         Title:  Vice President
                                ----------------------------------------------

                          [Form of Warrant Certificate]

                                                        VOID AFTER JUNE 30, 2008

                            SEVEN SEAS PETROLEUM INC.

               Warrant for the Purchase of Shares of Common Stock,
                           par value $0.001 per share

Warrant No:_____________
CUSIP No. 817917 11 5
ISIN No.:  KY817917 11 51

                  THIS CERTIFIES that, for value received,_____________________, with an address at _______________________________ (including any registered assignee, the "Holder"), is entitled to subscribe for and purchase from Seven Seas Petroleum Inc., a Cayman Islands exempted company limited by shares (the "Company"), upon the terms and conditions set forth herein and the Master Warrant Agreement dated ________, 2001 (the "Warrant Agreement") between the Company and U.S. Trust Company of Texas, N.A. (the "Warrant Agent"), at any time and from time to time from the Exercise Date (as defined in the Warrant Agreement) until 5:00 P.M. on June 30, 2008, New York time (the "Exercise Period"), __________ of the Company's common shares, par value $0.001 per share (the "Common Stock"), at $1.782955 per share (the "Exercise Price").

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement.

                  The Warrants may be exercised by the Holder, in whole or in part, at any time and from time to time during the Exercise Period upon presentation and surrender of this Warrant Certificate, with the exercise form attached hereto duly executed, at the corporate office of the Warrant Agent at 2001 Ross Avenue, Suite 2700, Dallas, Texas 75201, Attention: John Stohlmann, accompanied by payment of the full Exercise Price for the Warrants in lawful money of the United States of America in cash or by certified or bank check made payable to the Company, as more fully described in the Warrant Agreement.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Holder, but no fractional shares will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of the Warrants represented hereby unless at the time of exercise (i) the Company has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended (the "Act"), covering the securities issuable upon exercise of the Warrants represented hereby and such registration statement has been declared and shall remain effective and shall be current, and such securities have been registered or qualified or be exempt under the securities laws of the state or other jurisdiction of residence of the Holder and the exercise of the Warrants represented hereby in any such state or other jurisdiction shall not otherwise be unlawful, or (ii) the Company has received an opinion of counsel to the Holder, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be issued in the manner contemplated without an effective registration statement under the Act or applicable state securities laws.

                  Prior to the exercise of any Warrant represented hereby, the Holder, as such, shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary, except as provided in the Warrant Agreement.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Oklahoma without regard to the conflicts of law principles thereof.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

Dated                     , 2001
      -------------- -----
                                            SEVEN SEAS PETROLEUM INC.

                                            By:
                                               ---------------------------------
                                               President
Attest:

By:
   -------------------------------
   Secretary

COUNTERSIGNED:

U.S. TRUST COMPANY OF TEXAS, N.A.,
     as Warrant Agent

By:
   -------------------------------
   Authorized officer

                                  EXERCISE FORM

                  The undersigned hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of Seven Seas Petroleum Inc., a Cayman Islands exempted company limited by shares, evidenced by the attached Warrant Certificate, and herewith makes payment of the Exercise Price with respect to such shares in full in the form of [wire transfer, cash or check] in the amount of $_______, all in accordance with the conditions and provisions of the Warrant Agreement and the attached Warrant Certificate.

                  The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant Certificate representing any unexercised portion hereof be issued in the name of the registered Holder and delivered to the undersigned at the address set forth below.

                  Dated:
                         -------------------------------------



                                      ------------------------------------------
                                      Signature of Registered Holder

                                      ------------------------------------------
                                      Name of Registered Holder (Print)

                                      Address of Registered Holder (Print):


                                      --------------------------------

                                      --------------------------------

                                      --------------------------------


                                      --------------------------------
                                      Social Security or Taxpayer
                                      Identification Number

                                 ASSIGNMENT FORM

       To be Executed by the Registered Holder in Order to Assign Warrants

         FOR VALUE RECEIVED, ____________________________, hereby sells, assigns and transfers unto

       --------------------------------

       --------------------------------

       --------------------------------
       (please print or type name, social
       security number and address)

__________________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
____________________ as its/his/her attorney-in-fact to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

                                      ------------------------------------------
                                      Signature of Registered Holder

                                      ------------------------------------------
                                      Name of Registered Holder (Print)

                                      Address of Registered Holder (Print):


                                      --------------------------------

                                      --------------------------------

                                      --------------------------------


                                      ------------------------------------------
                                      Signature Guaranty

                                      --------------------------------
                                      Social Security or Taxpayer
                                      Identification Number



THE SIGNATURE TO THE ASSIGNMENT OR THE EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THE ATTACHED WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER AND MUST BE GUARANTEED BY A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM.